UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2011
MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01 13697 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia (Address of Principal Executive Offices)	30701 (Zip Code)
Registrant’s telephone number, including area code (706) 629-7721
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Mohawk Industries, Inc. (the “Company”) was held on May 11, 2011, at which time stockholders were asked to elect a class of directors to serve a three-year term beginning in 2011, ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, make a non-binding, advisory vote with respect to the compensation of the Company’s Named Executive Officers, as disclosed and discussed in the compensation discussion and analysis, compensation tables and any related material disclosed in the proxy statement and make a non-binding, advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.
(1)	Votes regarding the election of the following persons as directors for a three-year term beginning in 2011 were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Karen A. Smith Bogart	59,083,931	158,793	4,701,371
John F. Fiedler	57,531,540	1,711,184	4,701,371
Richard C. Ill	59,074,320	168,404	4,701,371
Jeffrey S. Lorberbaum	58,592,684	650,040	4,701,371
(2)	Votes regarding ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
63,780,917	80,835	11,359	70,984
(3)	Votes regarding the non-binding, advisory vote with respect to the compensation of the Company’s Named Executive Officers, were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
43,041,481	15,493,454	707,789	4,701,371
(4)	Votes regarding the non-binding advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, were as follows:

Every Year	Every Two Years	Every Three Years	Votes Abstain	Broker Non-Votes
54,976,639	24,184	3,619,282	693,603	4,630,387
With respect to the foregoing Proposal 4, the option to hold future advisory votes every year received a majority of the votes cast at the Annual Meeting. Based on these results, the Company’s Board of Directors currently intends to hold an advisory vote on executive compensation every year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date: May 13, 2011	By:	/s/ JAMES T. LUCKE
James T. Lucke
Vice President, General Counsel and Corporate Secretary